UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported):  April 27, 2011

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street
Aberdeen, Washington 98520
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            (e)  On April 27, 2010, the shareholders of Pacific Financial Corporation (the "Company") approved the Company's 2011 Equity Incentive Plan under which the Company is authorized to issue up to 900,000 shares of its common stock pursuant to awards granted under the plan.  Awards may include stock options, restricted stock grants, performance-based grants and other awards.  The Company's named executive officers are eligible to receive awards under the plan.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

            (a)  The 2011 Annual Meeting of Shareholders of the Company was held on April 27, 2011.

            (b)(1)  Two directors were elected at the Annual Meeting, each for a three-year term, by the votes indicated below.

Nominees	Shares Voted For	Shares Withheld
Dwayne M. Carter	5,056,245	147,920
Randy W. Rognlin	5,049,211	154,954

            In addition, the following proposals were presented and voted upon at the Annual Meeting, with the results indicated:

            (2)  Proposal to amend the Company's Articles of Incorporation to authorize the issuance of 5,000,000 shares of preferred stock.

For	Against	Abstain	% in Favor
4,387,357	753,540	63,2687	84.30%

            This proposal was not approved.  To be approved, this proposal required the affirmative vote of a majority of votes entitled to be cast.  As of the record date, there were 10,121,853 shares outstanding and entitled to be voted at the meeting.  As a result, the proposal was not approved despite 84.30% of the votes cast being cast in favor of the proposal.

            (3)  Proposal to approve the Company's 2011 Equity Incentive Plan.

For	Against	Abstain	% in Favor
4,576,298	547,267	80,598	87.94%

            (4)  Proposal to ratify the appointment of Deloitte & Touche, LLP as the Company's independent registered accountants for the year ended December 31, 2011.

For	Against	Abstain	% in Favor
6,632,085	86,599	52,849	97.94%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: May 3, 2011	By:	/s/ Denise Portmann
Denise Portmann Chief Financial Officer